Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Lawrence E. Davanzo, President of Wilshire Mutual Funds, Inc. (the “Registrant”), certify, to the best of my knowledge, that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 7, 2008	/s/ Lawrence E. Davanzo
Lawrence E. Davanzo, President (principal executive officer)

I, Danny S. Kang, Treasurer and Vice President of Wilshire Mutual Funds, Inc. (the “Registrant”), certify, to the best of my knowledge, that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 7, 2008	/s/ Danny S. Kang
Danny S. Kang, Treasurer and Vice President (principal financial officer)